EXHIBIT 23(b)





           CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

As an Independent Chartered Accountant, I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Magnum d'Or Resources Inc. of my Audit Report dated December 18, 2002 included in the Form 10-KSB annual report of Digital World Cup. Inc. and to all references to my Firm included in this registration statement.


Yours Truly,


______________/S/___________________
MacCallum Horn Chartered  Accountants


September 17, 2003